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                                                                   EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into by and between MAII Holdings, Inc., a Texas corporation (the "Corporation"), and Christie S. Tyler ("Tyler"), as of February 1, 2001.

                                     RECITAL

         To provide incentive for Tyler to serve as the chief executive officer of the Corporation, the Corporation desires to issue to Tyler, and Tyler desires to purchase from the Corporation, 680,000 shares of the common stock, par value $0.002 per share (the "Common Stock"), of the Corporation on the terms and conditions set forth in this Agreement.

         1. Issuance of Shares. The Corporation hereby issues to Tyler in exchange for the Purchase Price, 680,000 shares of Common Stock (the "Shares"). The purchase price of the Shares is $4.03 per Share, for a total purchase price of $2,740,400 (the "Purchase Price"). The Purchase Price shall be paid simultaneously with the execution of this Agreement by the parties hereto. Tyler shall pay the Purchase Price by delivering to the Corporation (i) $1,360 in cash; and (ii) a promissory note in the original principal amount of $2,739,040, and in the form attached hereto as Exhibit A and incorporated by reference herein (the "Note"). The Note shall be secured by a security interest in the Shares pursuant to a Pledge and Security Agreement in the form attached hereto as Exhibit B and incorporated by reference herein.

         2. Delivery of Certificates. Simultaneously with the execution of this Agreement, the Corporation shall deliver to Tyler certificates evidencing the Shares. The Shares for all purposes shall be considered issued on the date of this Agreement.

         3. Put by Tyler. The parties hereto acknowledge and agree that Tyler may, on or prior to April 12, 2001, purchase shares of Common Stock from current shareholders of the Corporation. To the extent that Tyler does so, Tyler may, on or prior to April 12, 2001, sell to the Corporation, for the price of $4.03 per share, that number of Shares equal to the number of shares of Common Stock which Tyler purchased from shareholders of the Company. The option granted Tyler pursuant to this Section 3 (the "Put") shall be exercised by Tyler delivering written notice of his intent to exercise to the Corporation at the address set forth in Section 4, on or prior to April 12, 2001. Such notice shall specify the number of shares to be sold to the Corporation. Such sale and purchase shall be closed at a time and place agreeable to the parties no later than 15 days after receipt by the Corporation of such notice. Notwithstanding anything contained herein, the price to be paid by the Corporation upon exercise of the Put, shall first be applied to the outstanding balance of unpaid accrued interest and principal on the Note, and the balance, if any, shall be paid to Tyler in cash. The Put shall apply only to the Shares and no other shares of common stock of the Corporation, and may not be transferred or assigned by Tyler. No holder of the Shares, other than Tyler, may exercise the Put.

         4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when delivered in person, or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:


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         If to Tyler:                        Christie S. Tyler
                                             5823 Encore Drive
                                             Dallas, Texas  75240


         If to the Corporation:              MAII Holdings, Inc.
                                             c/o Jackson Walker L.L.P.
                                             901 Main Street Suite 6000
                                             Dallas, Texas  75202
                                             Attn:  Richard F. Dahlson

         5. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and statements, written or oral, with respect thereto.

         6. Severability. In the event that one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         7. Further Assurances. Tyler and the Corporation agree to take all actions reasonably necessary to effectuate the intents and purposes of this Agreement.

         8. Texas Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

         9. Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

         10. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the extent permitted by this Agreement, their successors and assigns.

         11. Amendment. This Agreement may be amended or modified only by a writing executed by the parties.

         12. Waiver. No term or condition of this Agreement shall be deemed to have been waived by a party, nor shall there be any estoppel against the enforcement by a party of any provisions of this Agreement, except by written instrument executed by the other party. No such written waiver by a party shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific terms or conditions waived and shall not constitute a waiver of such terms or conditions for the future or as to any act other than that specifically waived.


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         13. Counterparts. This Agreement may be executed in multiple counterparts all of which shall constitute one agreement and each of which shall constitute an original of this Agreement.

         Dated as of the date first written above.


                                   MAII HOLDINGS, INC.


                                   By: /s/ RICHARD F. DAHLSON
                                      ------------------------------------------
                                   Its: Director
                                       -----------------------------------------

                                    /s/ CHRISTIE S. TYLER
                                   ---------------------------------------------
                                       Christie S. Tyler



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